Exhibit 99.1

Aytu BioScience Provides First Quarterly Business Update

Live Conference Call and Webcast Today at 4:30 p.m. ET

Englewood, CO – September 28, 2015 – Aytu BioScience, Inc. (OTCQB: AYTU), a specialty healthcare company focused on developing treatments for urological and related conditions, today will host its inaugural quarterly conference call to review recent accomplishments and provide an overview of its business and growth strategy, as well as its financial results for the fiscal year ended June 30, 2015.

Corporate Highlights:

•	Completed merger of Luoxis Diagnostics, Vyrix Pharmaceuticals, and Rosewind Corporation

•	Changed company name/ticker to Aytu BioScience, Inc./“AYTU”

•	Acquired revenue-generating product, ProstaScint®

•	Raised $5.175 million in convertible notes; registered 2.6 million common shares for resale

•	Appointed key executives and a development team to develop initial commercial infrastructure

•	To present male infertility clinical data for MiOXSYS™ at ASRM Conference

Josh Disbrow, Chief Executive Officer of Aytu BioScience, Inc., stated, “We have executed successfully on several of our business objectives in a relatively short period of time as Aytu BioScience, and think we are poised for growth over the coming quarters. We believe we are well on our way toward becoming a leading specialty healthcare company with a strong footprint and robust pipeline covering high-value areas of urology and related conditions. There will be much more to share as we progress through fiscal 2016 and we look forward to providing the market with additional updates as things develop. We’re excited about what lies ahead for Aytu and are proud of the rapid progress we’ve already made to date.”

The Company successfully merged the pipeline assets of Luoxis Diagnostics and Vyrix Pharmaceuticals with Rosewind Corporation, and subsequently announced its corporate name change to Aytu BioScience, Inc. in June 2015. The name Aytu reflects management’s previous success in building commercial-stage specialty healthcare companies by combining the strengths and experience gained at two previous ‘A’ companies: Arbor Pharmaceuticals, which was founded by Josh and Jarrett Disbrow and built into a revenue-generating enterprise before it was successfully sold; and Ampio Pharmaceuticals, from which two of the Company’s current assets were originally developed.

In May, Aytu acquired ProstaScint®, a commercial-stage imaging agent used to detect the extent and spread of prostate cancer, from Jazz Pharmaceuticals. ProstaScint® marks the Company’s first commercial-stage product and its established brand aligns with Aytu’s core business strategy of building a pipeline of late-stage and revenue-generating urology assets. Revenue from ProstaScint® is expected to help accelerate the growth of the newly formed specialty healthcare company and drive development for its clinical-stage assets. These include Zertane, a first-in-class treatment for premature ejaculation that is nearing commercial-stage, and the RedoxSYS® System, which has CE Marking for Europe and medical device approval by Health Canada, and its product line extension, which is under development as a newly branded product called MiOXSYS™ for male infertility.

Aytu expects to submit an investigational new drug application (IND) for Zertane®, which will be followed by the initiation of a first pivotal Zertane study in the U.S. In October, Aytu will present new data at the American Society for Reproductive Medicine’s (ASRM) annual meeting. The data are from a study utilizing MiOXSYS™ to measure oxidative stress levels in semen, which is broadly implicated as a major cause of idiopathic male infertility.

Aytu recently announced that it has begun building the initial commercial infrastructure for FDA-approved ProstaScint®, as well as its other late-stage product candidates, with the appointment of Jonathan Heath

McGrael as Vice President of Sales, who will lead this commercial effort. Additionally, Aytu has hired a team of highly experienced people in international business development, sales and marketing, clinical development, regulatory and quality affairs, and finance, among others. Aytu plans to hire its initial sales force in the fourth calendar quarter of 2015.

Financial Highlights

Aytu completed a private placement convertible note financing, raising a total of $5.175 million. Together with anticipated revenue from ProstaScint®, proceeds from the convertible note offering should allow Aytu to initiate a first Phase 3 clinical trial for Zertane® and advance the MiOXSYS™ System through FDA clinical trials for male infertility.

The Company also announced the registration for resale of 2,564,872 of its common shares that were owned by certain stockholders and issuable to certain warrant holders in Aytu’s predecessor companies. This action was taken to honor Aytu’s registration commitment to the shareholders of its predecessor companies, and to add liquidity to the Company’s stock as it continues to execute on its growth strategy.

Aytu ended its fiscal year 2015 with $7.4 million in cash and cash equivalents, which did not include proceeds from the $5.2 million convertible note offering.

Conference Call Information:

The live conference call and webcast will begin today at 4:30 p.m. Eastern Time. Interested participants and investors may access the conference call by dialing either:

•	1-877-870-4263 (U.S.)

•	1-412-317-0790 (international)

The webcast will be accessible live and archived for 30 days on Aytu’s website, www.aytubio.com.

A replay of the call will be available for seven days beginning at approximately 5:30 p.m., ET on September 28, 2015. Access the replay by calling 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and using the replay access code 10072642.

About Aytu BioScience, Inc.

Aytu BioScience, Inc. is a specialty healthcare company focused on developing treatments for urological and related conditions. The Company is currently completing Phase 3 clinical development for its lead therapeutic candidate Zertane™, an orally disintegrating tablet (ODT) formulated specifically for the on-demand treatment of premature ejaculation (PE). The Company’s therapeutic pipeline is supported in part by its first-in-class RedoxSYS® System, which provides the only complete assessment of patients’ redox status and enables identification of a broad variety of disorders where redox is implicated. Clinical studies are underway utilizing a new system developed from the RedoxSYS® technology called the MiOXSYS™ System in male fertility. The Company also recently acquired and expects to commercialize FDA-approved ProstaScint® (capromab pendetide), a radio-labeled monoclonal antibody, that targets Prostate Specific Membrane Antigen (PSMA), a protein uniquely expressed by prostate tissue. The Company’s strategy is to develop its core therapeutic and diagnostic assets while building an innovative pipeline of established marketed products and late-stage development assets.

For Investors & Media:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664

Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation, including statements regarding our anticipated future clinical and regulatory events, future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, without limitation, statements regarding the potential future development and commercialization of our product candidates, the anticipated start dates, durations and completion dates, costs, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaborations. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation to the risks described in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on September 28, 2015 and in the other reports and documents we file with the Securities and Exchange Commission from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We assume no obligation to update or supplement forward-looking statements.

AYTU BIOSCIENCE, INC.

Balance Sheet

	June 30,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$7,353,061	$2,639,650
Accounts receivable	157,058	—
Inventory	39,442	—
Prepaid expenses	370,888	521,322
Prepaid research and development - related party	121,983	121,983
Deferred tax asset	41,427	18,897

Total current assets	8,083,859	3,301,852

Fixed assets, net	29,706	57,246
Developed technology, net	780,125	—
Customer contracts, net	711,000	—
Trade names, net	79,000	—
Goodwill	74,000	—
In-process research and development	7,500,000	7,500,000
Patents, net	628,776	699,563
Long-term portion of prepaid research and development - related party	335,454	457,438
Deposits	4,886	—

	10,142,947	8,714,247

Total assets	$18,226,806	$12,016,099

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$1,196,817	$649,503
Accrued liabilities - related party	—	150,000
Accrued compensation	196,503	—
Deferred revenue	85,714	85,714
Payable to Ampio	—	561,059
Notes to Ampio	—	4,600,000
Interest payable to Ampio	—	46,002

Total current liabilities	1,479,034	6,092,278
Contingent consideration	664,000	—
Long-term deferred revenue	425,893	511,607
Noncurrent deferred tax liability	41,427	42,807

Total liabilities	2,610,354	6,646,692

Commitments and contingencies
Stockholders’ equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; none issued	—	—
Common Stock, par value $.0001; 300,000,000 shares authorized; shares issued and outstanding 14,259,681 in 2015 and 7,901,426 in 2014	1,426	790
Additional paid-in capital	38,996,367	16,026,554
Ampio stock subscription	(5,000,000)	—
Accumulated deficit	(18,381,341)	(10,657,937)

Total equity	15,616,452	5,369,407

Total liabilities and equity	$18,226,806	$12,016,099

AYTU BIOSCIENCE, INC.

Statements of Operations

	Years Ended June 30,
	2015	2014
Product and service revenue	$176,068	$—
License revenue	85,714	58,929

Total revenue	261,782	58,929

Expenses
Cost of sales	88,109	—
Research and development	3,219,361	3,933,619
Research and development - related party	203,992	125,587
General and administrative	4,382,640	2,346,557

Loss from operations	(7,632,320)	(6,346,834)
Interest (expense) income	(114,994)	(45,553)

Net loss, before income tax	(7,747,314)	(6,392,387)
Deferred income tax benefit	23,910	813,697

Net loss	$(7,723,404)	$(5,578,690)

Weighted average number of Aytu common shares outstanding	9,207,917	6,949,476

Basic and diluted Aytu net loss per common share	$(0.84)	$(0.80)

AYTU BIOSCIENCE, INC.

Statements of Cash Flows

	Years Ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(7,723,404)	$(5,578,690)
Stock-based compensation expense	1,017,938	499,690
Depreciation and amortization	118,202	97,476
Amortization of prepaid research and development - related party	121,984	35,579
Deferred taxes	(23,910)	(813,697)
Increase in accounts receivable	(157,058)	—
Increase in inventory	(39,442)	—
Decrease (increase) in prepaid expenses, other	150,434	(497,322)
Increase in prepaid research and development - related party	(150,000)	(465,000)
(Decrease) increase in interest payable to Ampio	(46,002)	46,002
Increase in accounts payable	547,314	421,870
Increase in accrued compensation	196,503	—
(Decrease) increase in payable to Ampio	(561,059)	561,059
(Decrease) increase in deferred revenue	(85,714)	191,071

Net cash used in operating activities	(6,634,214)	(5,501,962)

Cash flows used in investing activities
Deposits	(4,886)	—
Purchase of ProstaScint Business	(1,000,000)	—
Purchase of fixed assets	—	(9,298)

Net cash used in investing activities	(1,004,886)	(9,298)

Cash flows from financing activities
Ampio stock subscription payment	5,000,000	—
Proceeds from convertible note from Ampio converted to stock	7,400,000	4,600,000
Luoxis option payout pursuant to the merger	(27,476)	—
Liabilities paid out pursuant to the merger	(20,013)	—
Contribution from Ampio	—	637,210

Net cash provided by financing activities	12,352,511	5,237,210

Net change in cash and cash equivalents	4,713,411	(274,050)
Cash and cash equivalents at beginning of period	2,639,650	2,913,700

Cash and cash equivalents at end of period	$7,353,061	$2,639,650

Non-cash transactions:
Ampio stock subscription	$5,000,000	$—
Ampio unpaid debt converted to stock, received prior to 2015	$4,600,000	$—
Contingent consideration related to the ProstaScint purchase	$664,000	$—
Issuance of common stock in exchange for Vyrix acquired assets	$—	$6,803,356
Related party research and development liability included in prepaid research and development - related party	$—	$150,000